Exhibit 10.1

UGI CORPORATION
DESCRIPTION OF COMPENSATION ARRANGEMENT
FOR
KIRK R. OLIVER

Effective October 1, 2012, Kirk R. Oliver will become Chief Financial Officer of UGI Corporation. Mr. Oliver has an oral compensation arrangement with UGI Corporation which includes the following:

Mr. Oliver:

1.	is entitled to an annual base salary, which for fiscal year 2013 is $515,000;
2.
will participate in UGI Corporation’s annual bonus plan, with bonus payable based on the achievement of pre-approved financial and/or business performance objectives that support business plans and strategic goals;

3.
will participate in UGI Corporation’s long-term compensation plan, the 2004 Omnibus Equity Compensation Plan, as amended, with annual awards as determined by the Compensation and Management Development
Committee;

4.	will receive cash benefits upon termination of his employment without cause following a change in control of UGI Corporation; and
5.	will participate in UGI Corporation’s benefit plans, including the Senior Executive Employee Severance Plan, the 2009 Supplemental Executive Retirement Plan and the 2009 Deferral Plan.